Exhibit 99(c)

                          REGISTRATION RIGHTS AGREEMENT


           This REGISTRATION RIGHTS AGREEMENT dated as of September 15, 1999 (this "Agreement"), among Lamar Advertising Company, a Delaware corporation (the "Issuer"), Chancellor Media Corporation of Los Angeles, a Delaware Corporation ("Chancellor LA"), and Chancellor Mezzanine Holdings Corporation, a Delaware corporation ("Chancellor Mezzanine").

           WHEREAS, this Agreement is being entered into in connection with the closing of the transactions contemplated by the Purchase Agreement referred to below.

           NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

           SECTION 1.1 Definitions. The following terms, as used herein, shall have the following respective meanings:

           "Commission" means the Securities and Exchange Commission or any successor governmental body or agency.

           "Common Stock" means the Class A Common Stock, par value $0.001 per share, of the Issuer and any capital stock into which such Common Stock thereafter may be changed.

           "Demand Registration" has the meaning ascribed thereto in Section 2.2(a).

           "Demand Request" has the meaning ascribed thereto in Section 2.2(a).

           "Disadvantageous Condition" has the meaning ascribed thereto in
Section 2.4.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Excluded Registration" means a registration under the Securities Act of (i) securities pursuant to one or more Demand Registrations pursuant to
Section 2.2 hereof, (ii) securities registered on Form S-8 under the Securities Act or any similar successor form and (iii) securities registered to effect the acquisition of or combination with another business entity.

           "Holder" means (i) Chancellor LA, (ii) Chancellor Mezzanine and (iii) any direct or indirect transferee of Chancellor LA or Chancellor Mezzanine who shall agree to be bound by the terms of this Agreement.

           "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.



3ykx04.DOC

           "Piggyback Registration" has the meaning ascribed thereto in Section 2.3(a).

           "Purchase Agreement" means the Second Amended and Restated Stock Purchase Agreement dated as of August ___, 1999, among the Issuer, Lamar Media Corp., a Delaware corporation and wholly-owned subsidiary of the Issuer (formerly known as Lamar Advertising Company), Chancellor LA and Chancellor Mezzanine.

           "Registrable Securities" means, at any time, any shares of Common Stock owned by the Holders, whether owned on the date hereof or acquired hereafter; provided, however, that Registrable Securities shall not include any shares of Common Stock (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration or
(ii) which have been sold pursuant to Rule 144 of the Commission under the Securities Act.

           "Registration Expenses" means any and all expenses incident to performance of or compliance with any registration of securities pursuant to
Article 2, including, without limitation, (i) all registration and filing fees,
(ii) all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Rule 2720(b)(15) of the NASD Conduct Rules, and of its counsel), as may be required by the rules and regulations of the NASD, (iii) fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), (iv) rating agency fees, (v) printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Shares), (vi) messenger and delivery expenses, (vii) the Issuer's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (viii) the fees and expenses incurred in connection with any listing of the Registrable Shares, (ix) fees and expenses of counsel for the Issuer and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), (x) Securities Act liability insurance (if the Issuer elects to obtain such insurance), (xi) the fees and expenses of any special experts retained by the Issuer in connection with such registration, (xii) the fees and expenses of other persons retained by the Issuer and (xiii) reasonable fees and expenses of one firm of counsel for the Selling Holders (which shall be selected by the Holders of a majority of the Registrable Securities being included in any particular registration statement).

           "Required Shelf Registration" has the meaning ascribed thereto in
Section 2.1.

           "Rule 144" means Rule 144 (or any successor rule to similar effect) promulgated under the Securities Act.

           "Rule 145" means Rule 145 (or any successor rule to similar effect) promulgated under the Securities Act.

           "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Seller Affiliates" has the meaning ascribed thereto in Section 2.8.

           "Selling Holder" means any Holder who sells Registrable Securities pursuant to a public offering registered hereunder.

           "Shelf Registration" means the registration under the Securities Act of a Rule 415 Offering.

           "Shelf Registration Statement" means a registration statement intended to effect a Shelf Registration.

           "Shelf Termination Date" has the meaning ascribed thereto in Section 2.1(c).

SECTION 1.2 Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.


                                   ARTICLE 2

                               REGISTRATION RIGHTS

           SECTION 2.1 Shelf Registration. At any time after the date that is ten months from the date hereof, if requested by a Holder or Holders holding a majority in interest of the Registrable Securities, as soon as practicable (but in any event not more than 15 days) after such request, the Issuer shall prepare and file with the Commission a Shelf Registration Statement on an appropriate form that shall include all Registrable Securities, and which shall not include any other securities (the "Required Shelf Registration"). The Issuer shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective as soon as practicable after such request; provided, however, that the Issuer shall have no obligation to cause such Shelf Registration Statement to be declared effective on a date that is prior to the first anniversary of this Agreement. Notwithstanding anything else contained in this Agreement, the Issuer shall only be obligated to keep such Shelf Registration Statement effective until the earliest of:

           (a) (i) 12 months after the date such Shelf Registration Statement has been declared effective, provided that such 12-month period shall be extended by (1) the length of any period during which the Issuer delays in maintaining the Shelf Registration Statement current pursuant to Section 2.4,
(2) the length of any period (in which such Shelf Registration Statement is required to be effective hereunder) during which such Shelf Registration Statement is not maintained effective, and (3) such number of days that equals the number of days elapsing from (x) the date the written notice contemplated by
Section 2.6(e) below is given by the Issuer to (y) the date on which the Issuer delivers to the Holders of Registrable Securities the supplement or amendment contemplated by Section 2.6(e) below;

           (b) such time as all Registrable Securities have been sold or disposed of thereunder or sold, transferred or otherwise disposed of to a Person that is not a Holder; and

           (c) such time as all securities owned by the Holders have ceased to be Registrable Securities (the earliest of (a), (b) and (c) being the "Shelf Termination Date").

The Required Shelf Registration shall not be counted as a Demand Registration for purposes of Section 2.2 of this Agreement.


           SECTION 2.2 Demand Registration.

           (a) At any time after the date that is ten months from the date hereof, upon written notice to the Issuer from a Holder or Holders holding a majority in interest of the Registrable Securities (a "Demand Request") requesting that the Issuer effect the registration under the Securities Act of any or all of the Registrable Securities held by such requesting Holders, which notice shall specify the intended method or methods of disposition of such Registrable Securities, the Issuer shall prepare as soon as practicable and, within 15 days after such request, file with the Commission a registration statement with respect to such Registrable Securities and thereafter use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act for purposes of dispositions in accordance with the intended method or methods of disposition stated in such request within 30 days after the filing of such registration statement; provided, however, that the Issuer shall have no obligation to (i) cause such registration statement filed pursuant to this Section 2.2 to be declared effective on a date that is prior to the first anniversary of this Agreement or (ii) cause such registration statement filed pursuant to this Section 2.2 to be declared effective during any period during which a Shelf Registration Statement filed pursuant to Section 2.1 remains effective. Notwithstanding any other provision of this Agreement to the contrary:

(i) the Holders may collectively exercise their Demand Request rights for registration of their Registrable Securities under this Section 2.2(a) on not more than three occasions (any such registration being referred to herein as a "Demand Registration");

(ii) the method of disposition requested by Holders in connection with any Demand Registration may not, without the Issuer's written consent, be a Rule 415 Offering;

(iii) the Issuer shall not be required to effect a Demand Registration hereunder if all securities owned by the Holders have ceased to be Registrable Securities; and

(iv) the Issuer shall not be required to effect more than one Demand Registration during any 12 month period.

           (b) Notwithstanding any other provision of this Agreement to the contrary, a Demand Registration requested by Holders pursuant to this Section
2.2 shall not be deemed to have been effected, and, therefore, not requested and the rights of each Holder shall be deemed not to have been exercised for purposes of paragraph (a) above, (i) if such Demand Registration has not become effective under the Securities Act or (ii) if such Demand Registration, after it became effective under the Securities Act, was not maintained effective under the Securities Act (including, without limitation, if it was interfered with by any stop order, injunctions or other order or requirement the Commission or other governmental agency or court) for at least 30 days (or such shorter period ending when all the Registrable Securities covered thereby have been disposed of pursuant thereto) and, as a result thereof, the Registrable Securities requested to be registered cannot be distributed in accordance with the plan of distribution set forth in the related registration statement. The Holders shall be deemed not to have exercised a Demand Request under Section 2.2 if the Demand Registration related to such Demand Request is delayed or not effected in the circumstances set forth in this clause (b).

           (c) The Issuer shall have the right to cause the registration of additional shares of Common Stock for sale for the account of the Issuer, but not for the account of any other Person, in the registration of Registrable Securities requested by the Holders pursuant to Section 2.2(a) above, provided, that if such Holders are advised by the lead or managing underwriter referred to in Section 2.2(e) that, in such underwriter's good faith view, all or a part of such Registrable Securities and additional shares of Common Stock cannot be sold or the inclusion of such Registrable Securities and additional shares of Common Stock in such registration would be likely to have a material adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities and additional equity securities then contemplated, then the number of securities that can, in the good faith view of such underwriter, be sold in such offering without so materially adversely affecting such offering shall be allocated first, pro rata among the requesting Holders on the basis of the relative number requested to be included therein by each such Holder and then second, to the Issuer. The Holders of the Registrable Securities to be offered pursuant to paragraph (a) above may require that any such additional equity securities be included by the Issuer in the offering proposed by such Holders on the same conditions as the Registrable Securities that are included therein. If, in the case of any registration pursuant to a Demand Request, the Holders making such Demand Request are advised by the lead or managing underwriter referred to in Section 2.2(e) that, in such underwriter's good faith view, all or a part of such Registrable Securities cannot be sold or the inclusion of such Registrable Securities in such registration would be likely to have a material adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities then contemplated, then such Holders will have the right, within 15 days following such advice from such underwriter, to elect to terminate such Demand Request, in which case the Holders shall be deemed not to have exercised a Demand Request pursuant to Section 2.2 hereof.

           (d) Within 10 days after delivery of a Demand Request by a Holder, the Issuer shall provide a written notice to each Holder, advising such Holder of its right to include any or all of the Registrable Securities held by such Holder for sale pursuant to the Demand Registration and advising such Holder of procedures to enable such Holder to elect to so include Registrable Securities for sale in the Demand Registration as each such Holder may request. Any Holder may, within 20 days of delivery to such Holder of a notice pursuant to this
Section 2.2(d), elect to so include such portion of its Registrable Securities in the Demand Registration by written notice to such effect to the Issuer specifying the number of Registrable Securities desired to be so included by such Holder.

           (e) In the event that any public offering pursuant to either Section
2.1 or 2.2 of this Agreement shall involve, in whole or in part, an underwritten offering, the Holders of a majority of the Registrable Securities being included in such underwritten offering shall have the right to designate an underwriter or underwriters as the lead or managing underwriters of such underwritten offering; provided, that such selection shall be subject to the consent of the Issuer, which consent shall not be unreasonably withheld or delayed.

           SECTION 2.3 Piggyback Registrations.

           (a) Each time the Issuer proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Issuer or the account of any securityholder of the Issuer ) and the form of registration statement to be used permits the registration of Registrable Securities, the Issuer shall give prompt written notice to each Holder (which notice shall be given not less than thirty (30) days prior to the effective date of the Issuer's registration statement), which notice shall offer each such Holder the opportunity to include any or all of its Registrable Securities in such registration statement (a "Piggyback Registration"), subject to the limitations contained in Section 2.3(b) below. Each Holder who desires to have its Registrable Securities included in such registration statement shall so advise the Issuer in writing (stating the number of Registrable Securities desired to be registered) within 20 days after the date of such notice from the Issuer. Any Holder shall have the right to withdraw such Holder's request for inclusion of such Holder's Registrable Securities in any registration statement pursuant to this Section 2.3 by giving written notice to the Issuer of such withdrawal. Subject to Section 2.3(b) below, the Issuer shall include in such registration statement all such Registrable Securities so requested to be included therein; provided, however, that the Issuer may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

           (b) If the managing underwriter of an offering involving a request for Piggyback Registration advises the Issuer in writing (with a copy to the Holders requesting inclusion of their Registrable Securities) that, in such underwriter's good faith view, the inclusion of any Registrable Securities pursuant to Section 2.3(a) above would be likely to have a material adverse effect on the price, timing or distribution of such offering, then (i) the number of such Holder's or Holders' Registrable Securities to be included in the registration statement for such offering may, subject to the provisions of the immediately following sentence, be reduced to an amount which, in the judgment of the managing underwriter, would no longer be likely to have a material adverse effect on the price, timing or distribution of such offering or (ii) if no such reduction would, in the judgment of the managing underwriter, eliminate such likelihood of a material adverse effect on the price, timing or distribution of such offering, then the Issuer may, subject to the provisions of the immediately following sentence, exclude all such Registrable Securities from such registration statement. Any reduction in the number of Registrable Securities to be included in the registration statement for such offering pursuant to the immediately preceding sentence shall be effected by the inclusion in such registration statement of (A) first, (p) if such registration was initiated by the Issuer for the sale of securities for its own account, any and all securities for sale by the Issuer or (q) if such registration was initiated by any other Person pursuant to the exercise of demand registration rights, any and all securities for sale by such Person pursuant to such exercise of demand registration rights, (B) second, any Registrable Shares requested to be included in such registration, pro rata based on the ratio which such Holder's requested Registrable Securities bears to the total number of Registrable Securities requested to be included in such registration statement by all Holders who have requested that their Registrable Securities be included in such registration statement, and (C) third, pro rata among any other securities requested to be included in such registration by other Persons pursuant to the exercise of contractual registration rights granted by the Issuer. If as a result of the provisions of this Section 2.3(b) any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include any Registrable Securities in such registration statement. No Holder may participate in any registration statement hereunder unless such Holder (x) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Issuer relating to such registration statement and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (1) such Holder's ownership of its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (2) such Holder's power and authority to effect such transfer, and (3) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Securities, and the liability of each such Holder will be in proportion thereto, and provided further that such liability will be limited to the net amount received by such Holder from the sale of its Registrable Securities pursuant to such registration statement.

           SECTION 2.4 Certain Delay Rights. Notwithstanding any other provision of this Agreement to the contrary, if at any time while the Required Shelf Registration is effective the Issuer provides written notice to each Holder that in the good faith and reasonable judgment of the Board of Directors of the Issuer it would be materially disadvantageous to the Issuer (because the sale of Registrable Securities covered by such registration statement or the disclosure of information therein or in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction in connection with which a registration of securities under the Securities Act for the account of the Issuer is then intended or the public disclosure of which at the time would be materially prejudicial to the Issuer (a "Disadvantageous Condition")) for sales of Registrable Securities thereunder to then be permitted, and setting forth the general reasons for such judgment, the Issuer may refrain from maintaining current the prospectus contained in the Shelf Registration Statement until such Disadvantageous Condition no longer exists (notice of which the Issuer shall promptly deliver in writing to each Holder). Furthermore, notwithstanding anything else contained in this Agreement, with respect to any registration statement filed, or to be filed, pursuant to
Section 2.2 of this Agreement, if the Issuer provides written notice to each Holder that in the good faith and reasonable judgment of the Board of Directors of the Issuer it would be materially disadvantageous to the Issuer (because of a Disadvantageous Condition) for such a registration statement to be maintained effective, or to be filed and become effective, and setting forth the general reasons for such judgment, the Issuer shall be entitled to cause such registration statement to be withdrawn or the effectiveness of such registration statement terminated, or, in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement, until such Disadvantageous Condition no longer exists (notice of which the Issuer shall promptly deliver in writing to each Holder). With respect to each Holder, upon the receipt by such Holder of any such notice of a Disadvantageous Condition (i) in connection with the Required Shelf Registration, such Holder shall forthwith discontinue use of the prospectus and any prospectus supplement under such registration statement and shall suspend sales of Registrable Securities until such Disadvantageous Condition no longer exists and (ii) in connection with the Required Shelf Registration or the Demand Registration, as applicable, if so directed by the Issuer by notice as aforesaid, such Holder will deliver to the Issuer all copies, other than permanent filed copies then in such Holder's possession, of the prospectus and prospectus supplements then covering such Registrable Securities at the time of receipt of such notice as aforesaid. Notwithstanding anything else contained in this Agreement, (x) neither the filing nor the effectiveness of any registration statement under Section 2.2 of this Agreement may be delayed for more than a total of 60 days pursuant to this
Section 2.4 and (y) the maintaining current of a prospectus (and the suspension of sales of Registrable Securities) in connection with the Required Shelf Registration may not be delayed under this Section 2.4 for more than a total of 60 days in any six-month period. If, in the case of any registration pursuant to a Demand Request, the Issuer provides notice to the applicable Holders of a Disadvantageous Condition, then such Holders will have the right, within 15 days following such notice from the Issuer, to elect to terminate such Demand Request, in which case the Holders shall be deemed not to have exercised a Demand Request pursuant to Section 2.2 hereof.

           SECTION 2.5 Expenses. Except as provided herein, the Issuer shall pay all Registration Expenses with respect to each registration hereunder, whether or not any registration statement becomes effective. Notwithstanding the foregoing, (i) each Holder and the Issuer shall be responsible for its own internal administrative and similar costs, which shall not constitute Registration Expenses, (ii) each Holder shall be responsible for the legal fees and expenses of its own counsel (except as provided in the definition of Registration Expenses) and (iii) each Holder shall be responsible for all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of securities by such Holder.

           SECTION 2.6 Registration and Qualification. If and whenever the Issuer is required to effect the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Issuer shall as promptly as practicable:

           (a) prepare, file and cause to become effective a registration statement under the Securities Act relating to the Registrable Securities to be offered in accordance with the intended method of disposition thereof;

           (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities (i) in the case of the Required Shelf Registration, until the Shelf Termination Date, (ii) in the case of a Demand Registration or Piggyback Registration, for a period of not less than 180 days (or such shorter period as is necessary for underwriters in an underwritten offering to sell unsold allotments), provided, that such 180-day period shall be extended for such number of days that equals the number of days elapsing from
(x) the date the written notice contemplated by paragraph (e) below is given by the Issuer to (y) the date on which the Issuer delivers to the Holders of Registrable Securities the supplement or amendment contemplated by paragraph (e) below;

           (c) furnish to the Holders of Registrable Securities and to any underwriter of such Registrable Securities (i) such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), (ii) such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and
(iii) such documents incorporated by reference in such registration statement or prospectus, as the Holders of Registrable Securities or such underwriter may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder or the sale of such securities by such underwriter (it being understood that, subject to Section 2.4 of this Agreement and the requirements of the Securities Act and applicable state securities laws, the Issuer consents to the use of the prospectus and any amendment or supplement thereto by each Holder of Registrable Securities and any underwriter of such Registrable Securities in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

           (d) in the case of any underwritten offering, furnish to each Selling Holder and any underwriter of Registrable Securities an opinion of counsel for the Issuer and a "cold comfort" letter signed by the independent public accountants who have audited the financial statements of the Issuer included in the applicable registration statement, in each such case covering substantially such matters with respect to such registration statement (and the prospectus included therein) and the related offering as are customarily covered in opinions of issuer's counsel with respect thereto and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as any such Selling Holder or underwriter may reasonably request;

           (e) promptly notify each Selling Holder and each underwriter of Registrable Securities in writing (i) at any time when a prospectus relating to a registration pursuant to this Agreement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the Commission or any other regulatory body having jurisdiction for any additional information or amendment or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of any Selling Holder or underwriter, promptly prepare and furnish to each Selling Holder and underwriter a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

           (f) cause all such Registrable Securities covered by such registration to be listed on each securities exchange and included for quotation on each automated interdealer quotation system on which the Common Stock is then listed or included for quotation;

           (g) provide a CUSIP number for the Registrable Shares included in any registration statement not later than the effective date of such registration statement;

           (h) cooperate with each Selling Holder and each underwriter participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

           (i) during the period when a prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

           (j) prepare and file with the Commission promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Issuer or the managing underwriter, are required in connection with the distribution of the Registrable Securities;

           (k) advise each Selling Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of any registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

           (l) use reasonable efforts to assist the Holders in the marketing of Common Stock in connection with underwritten offerings hereunder (including using reasonable efforts to have officers of the Issuer attend "road shows" and analyst or investor presentations scheduled in connection with such registration); and

           (m) furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to this Agreement unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters.

           SECTION 2.7 Underwriting; Due Diligence.

           (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article 2, the Issuer shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by the Issuer and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions.

           (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Article 2, the Issuer shall give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Issuer with its officers and the independent public accounts who have certified the financial statements of the Issuer as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided that (i) each Holder and the underwriters and their respective counsel and accountants shall have entered into a confidentiality agreement reasonably acceptable to the Issuer and (ii) the Holders of such Registrable Securities and the underwriters and their respective counsel and accountants shall use their reasonable best efforts to minimize the disruption to the Issuer's business and coordinate any such investigation of the books, records and properties of the Issuer and any such discussions with the Issuer's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

           SECTION 2.8 Indemnification.

           (a) The Issuer agrees to indemnify and reimburse, to the fullest extent permitted by law, each Selling Holder, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such seller of Registrable Securities (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the "Seller Affiliates") against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, reasonable attorneys' fees and disbursements except as limited by
Section 2.8(c) below) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Issuer by such Selling Holder or any Seller Affiliate for use therein or arise from such Selling Holder's or any Seller Affiliate's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Issuer has furnished such Selling Holder or Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this
Section 2.8(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

           (b) In connection with any registration statement in which a Selling Holder is participating, each such Selling Holder will furnish to the Issuer in writing such information and affidavits as the Issuer reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such Selling Holder will indemnify the Issuer and its directors and officers and each Person who controls the Issuer (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' fees and disbursements except as limited by
Section 2.8(c) below) resulting from: (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such Selling Holder or any of its Seller Affiliates specifically for inclusion in the registration statement; or (ii) such Selling Holder's or any Seller Affiliate's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Issuer has furnished such Selling Holder or Seller Affiliate with a sufficient number of copies of the same; provided, that the obligation to indemnify will be several, not joint and several, among such Selling Holders, and the liability of each such Selling Holder will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Selling Holder from the sale of Registrable Securities pursuant to such registration statement; provided, however, that such Selling Holder shall not be liable in any such case to the extent that, prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such Selling Holder has furnished in writing to the Issuer information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Issuer.

           (c) Any Person entitled to indemnification hereunder will give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person except to the extent such failure prejudiced the indemnifying party) and permit such indemnifying party to assume the defense of such claim; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim or (iii) in the reasonable opinion of counsel to such indemnified party, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (A) such settlement or compromise contains a full and unconditional release of the indemnified party or
(B) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

           (d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.8(a) or Section 2.8(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 2.8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.8(c) above, defending any such action or claim. Notwithstanding the provisions of this Section 2.8(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 2.8(d) to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

           If indemnification is available under this Section 2.8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.8(a) and Section 2.8(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.8(d) subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.8(b).

           The indemnification and contribution provided for under this Agreement shall be in addition to any liability which any party may otherwise have to any other party and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of the Common Stock and the termination of this Agreement.

           SECTION 2.9 Issuer's Existing Shelf Registration. The Issuer shall use its reasonable best efforts to cause the Issuer's Shelf Registration Statement which was filed by the Issuer prior to the date hereof (the "Existing Shelf Registration Statement") to be amended to contain a provision for the inclusion in such Shelf Registration Statement of shares for sale for the account of stockholders of the Issuer. In the event that the Issuer, after the expiration of the twelve month period immediately following the date hereof, proposes to effect any offering under the Existing Shelf Registration Statement (other than to effect the acquisition of or combination with another business entity), it shall permit each Holder to include its Registrable Securities on substantially the same terms and subject to substantially the same conditions and limitations (including, but not limited to, indemnification provisions) as would be the case in connection with a registration that is the subject of
Section 2.3 hereof. The Issuer will promptly file any prospectus supplements as are necessary to reflect the inclusion in any such registration of any Registrable Securities included in such registration by any Holder pursuant to this Section 2.9.

                                   ARTICLE 3

                                 MISCELLANEOUS

           SECTION 3.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

           SECTION 3.2 Successors and Assigns. Whether or not an express assignment has been made pursuant to the provisions of this Agreement, provisions of this Agreement that are for the Holders' benefit as the holders of any Common Stock are, except as otherwise expressly provided herein, also for the benefit of, and enforceable by, all subsequent holders of such Common Stock, except as otherwise expressly provided herein. This Agreement shall be binding upon the Issuer, each Holder, and, except as otherwise expressly provided herein, their respective heirs, devisees, successors and assigns.

           SECTION 3.3 Duplicate Originals. All parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

           SECTION 3.4 Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Issuer and Holders representing a majority of the Registrable Securities then held by all Holders.

           SECTION 3.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy, or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the address or telecopy number set forth on the signature pages hereto (unless such contact information in the case of the Holders is updated by written notice from the affected Holder to the Issuer).

           SECTION 3.6 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

           SECTION 3.7 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

           SECTION 3.8 No Third Party Beneficiaries. Except as expressly provided in Section 2.8; this Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto; provided, that, this Agreement is also intended to be for the benefit of and is enforceable by each Holder.

           SECTION 3.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

           SECTION 3.10 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

           SECTION 3.11 Counterparts. This Agreement may be executed in counterpart, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.






               [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the Issuer and the Holders have caused this Agreement to be duly executed as of the day and year first above written.


                                           LAMAR ADVERTISING COMPANY

                                           By: /s/ Keith Istre
                                               --------------------------------
                                               Name: Keith Istre
                                               Title: Chief Financial Officer

                                               Address:

                                               Lamar Advertising Company
                                               5551 Corporate Boulevard
                                               Baton Rouge, Louisiana 70808
                                               Attention:  Keith Istre
                                               Fax:  (225) 923-0658

                                   HOLDERS:

                                   CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

                                   By: /s/ W. Schuyler Hansen
                                       ----------------------------------------
                                       Name: W. Schuyler Hansen
                                       Title: Sr. Vice President and Chief
                                              Accounting Officer


                                       Address:

                                       1845 Woodall Rodgers Freeway
                                       Suite 1300
                                       Dallas, Texas  75201
                                       Attention:  General Counsel
                                       Fax:  (512) 340-7890



                                   CHANCELLOR MEZZANINE HOLDINGS CORPORATION

                                   By: /s/ W. Schuyler Hansen
                                       ----------------------------------------
                                       Name: W. Schuyler Hansen
                                       Title: Sr. Vice President and Chief
                                              Accounting Officer


                                       Address:

                                       1845 Woodall Rodgers Freeway
                                       Suite 1300
                                       Dallas, Texas  75201
                                       Attention:  General Counsel
                                       Fax:  (512) 340-7890